UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Spirit AeroSystems Holdings, Inc. (the “Company”) was held on April 30, 2014. Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results on each such matter.

1. Election of Directors. Ten persons were nominated by the Board of Directors for election as directors of the Company, each to hold office for a one year term expiring at the 2015 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The votes cast for, or withheld, as well as abstentions and broker non-votes, with respect to, each nominee, all of whom were elected, were as follows:

		Votes
Name of Director	Votes For	Withheld/Abstentions	Broker Non-Votes
Charles L. Chadwell	288,516,774	35,354,129	10,000
Ivor (Ike) Evans	287,423,900	35,447,003	10,000
Paul Fulchino	322,607,886	1,263,017	10,000
Richard Gephardt	317,862,544	6,008,359	10,000
Robert Johnson	322,702,992	1,167,911	10,000
Ronald Kadish	323,229,520	641,383	10,000
Christopher E. Kubasik	322,103,157	1,767,746	10,000
Larry A. Lawson	323,323,547	547,356	10,000
Tawfiq Popatia	286,546,259	37,324,644	10,000
Francis Raborn	288,243,387	35,627,516	10,000

2. Approval of Spirit AeroSystems Holdings, Inc. 2014 Omnibus Incentive Plan. A resolution that the stockholders approve the Spirit AeroSytems Holdings, Inc. 2014 Omnibus Plan was submitted to, and voted upon by, the Company’s stockholders. There were 317,648,436 votes in favor of, and 5,775,176 votes against, said resolution. The holders of 457,291 votes abstained and there were no broker non-votes. Having received the affirmative majority of the votes which all stockholders present, in person or by proxy, at the Annual Meeting were entitled to cast on the matter, the resolution was adopted.

3. Approval on an Advisory Basis of the Compensation of the Company’s Named Executive Officers.  A resolution that the stockholders approve on an advisory (non-binding) basis the compensation of the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission was submitted to, and voted upon by, the Company’s stockholders. There were 313,004,974 votes in favor of, and 10,648,992 votes against, said resolution. The holders of 216,937 votes abstained and there were 10,000 broker non-votes. Having received the affirmative majority of the votes which all stockholders present, in person or by proxy, at the Annual Meeting were entitled to cast on the matter, the resolution was approved, on an advisory basis.

4. Shareholder Proposal Requesting that the Board of Directors Take Steps to Ensure that All of the Company’s Outstanding Stock Has One Vote per Share. A shareholder proposal requesting that the Board of Directors take steps to ensure that all of the Company’s outstanding stock has one vote per share was submitted to, and voted upon by, the Company’s stockholders. There were 85,616,958 votes in favor of, and 238,135,040 votes against, said shareholder proposal. The holders of 118,905 votes abstained and there were 10,000 broker non-votes. Having failed to receive the affirmative majority of the votes which all stockholders present, in person or by proxy, at the Annual Meeting were entitled to cast on the matter, the shareholder proposal was not approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: May 5, 2014	By:	/s/ Jon D. Lammers
		Name:	Jon D. Lammers
		Title:	Senior Vice President, General Counsel and Secretary